Exhibit 99.1


                         Consent of Evercore Group Inc.



         We hereby consent to the use in the Registration Statement on Form S-4 of Kaman Corporation of our opinion dated July 28, 2005 appearing as Annex D to such S-4, and to the description of such opinion and to the references to our name contained therein under the heading "Evercore Opinion".

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            EVERCORE GROUP INC.



                                            By: /s/ Saul D. Goodman
                                                -------------------------------
                                                Name:  Saul D. Goodman
                                                Title: Senior Managing Director


New York, New York
[August 15], 2005